EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration No.: 333-105557) of Medis Technologies Ltd. of our report dated February 25, 2003, with respect to the consolidated financial statements of Medis Technologies Ltd. for the year ended December 31, 2002 included in this Annual Report on Form 10-K for the year ended December 31, 2004.

/s/ Ernst & Young LLP
New York, New York
March 14, 2005